     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1997


                                                      REGISTRATION NO. 333-17681
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           GROUP LONG DISTANCE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               FLORIDA                                   4813                                 65-0213198
       (STATE OF INCORPORATION)              (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
                                             CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                            ------------------------

                    1451 WEST CYPRESS CREEK ROAD, SUITE 200
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 771-9696
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                        GERALD M. DUNNE, JR., PRESIDENT
                           GROUP LONG DISTANCE, INC.
                    1451 WEST CYPRESS CREEK ROAD, SUITE 200
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 771-9696
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                  Please send a copy of all communications to:


                 LAWRENCE B. FISHER, ESQ.                ROBERT J. MITTMAN, ESQ.

            ORRICK, HERRINGTON & SUTCLIFFE LLP            TENZER GREENBLATT LLP
                     666 FIFTH AVENUE                     405 LEXINGTON AVENUE
                 NEW YORK, NEW YORK 10103               NEW YORK, NEW YORK 10174
                      (212) 506-5000                         (212) 885-5000
                   (212) 506-5151 (FAX)                    (212) 885-5001 (FAX)


                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. /x/
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify and may insure its officers and directors to the fullest extent not prohibited by law. The Registrant has also entered into an agreement (the form of which is filed as Exhibit 10.25 hereto) with each of its directors and executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise, against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriter has agreed to indemnify the directors, officers and controlling persons of the Registrant against certain civil liabilities that may be incurred in connection with the offering, including certain liabilities under the Securities Act of 1933, as amended.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq listing fee.

SEC Registration Fee.......................................   $  5,371.22
NASD Filing Fee............................................      2,272.50
Nasdaq Listing Fee.........................................     10,000.00
Boston Stock Exchange Listing Fee..........................     15,000.00
Printing Costs.............................................     60,000.00
Legal Fees and Expenses....................................    250,000.00
Accounting Fees and Expenses...............................     80,000.00
Blue Sky Fees and Expenses.................................     40,000.00
Transfer Agent and Registrar Fees..........................      5,000.00
Miscellaneous..............................................   $ 32,356.28
                                                              -----------
     Total.................................................   $500,000.00
                                                              -----------
                                                              -----------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


     In July 1996, the Company acquired all of the common stock of Adventures-in-Telecom, Inc. ('AIT'). The Company paid $5,271,230 and issued 155,000 shares of the Company's Common Stock. In connection with the acquisition of AIT, the Company obtained a loan from Tel-Save, Inc. In connection with the loan, the Company issued a warrant to Tel-Save Holdings, Inc., an affiliate of Tel-Save, to purchase 300,000 shares of Common Stock at an exercise price of $5.75 per share, exercisable until July 2001. In November 1996, in connection with an amendment of the loan and of the Company's services agreement with Tel-Save, the Company issued a five-year warrant to Tel-Save Holdings, Inc. to purchase 50,000 shares of Common Stock at an exercise price of $5.00 per share.

     In September 1995, as an inducement to loan the Company $100,000, the Company issued stock options to a director and an unaffiliated third party to purchase 47,635 shares of the Company's Common Stock at $3.15 per share. These options expire on September 30, 1997.

     In September of 1995 through January of 1996, the Company issued an aggregate of 80,798 unregistered shares of Common Stock to shareholders pursuant to the exercise of options granted in November of 1991 for aggregate gross proceeds of $85,000.

     In September of 1995 through January of 1996, the Company issued an aggregate of 19,054 unregistered shares of Common Stock to shareholders pursuant to the exercise of options granted in July 15, 1991 for aggregate gross proceeds of $10,000.

     In October of 1995, the Company issued 47,635 unregistered shares of Common Stock to Gerald M. Dunne, Jr., the Company's President and Chief Executive Officer, in consideration of services rendered.

     In February of 1995, the Company issued 9,527 unregistered shares of Common Stock to a director of the Company pursuant to the exercise of options granted in July of 1993 for gross proceeds of $10,000.

     In January of 1995, the Company issued 953 unregistered shares of Common Stock to a director of the Company pursuant to the exercise of options granted in January 1992 for gross proceeds of $1,000.

     In January through February of 1995, the Company issued an aggregate of 39,060 unregistered shares of Common Stock to shareholders pursuant to the exercise of options granted in January of 1992 for aggregate gross proceeds of $21,000.

     In December of 1994, the Company issued 11,432 unregistered shares of Common Stock to a shareholder for gross proceeds of $15,000.

     In June through October of 1994, the Company issued an aggregate of 4,287 unregistered shares of Common Stock to shareholders pursuant to the exercise of options granted in November of 1991, for aggregate gross proceeds of $4,500.

     In April through December of 1994, the Company issued an aggregate of

114,323 unregistered shares of Common Stock to shareholders pursuant to options granted in June of 1991 for aggregate gross proceeds of $60,000.

     The issuances described above were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Registrant.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

  EXHIBIT
  NUMBER      DESCRIPTION OF EXHIBITS
-----------   ------------------------------------------------------------------------------------------------------
 ++++1.1       --   Form of Underwriting Agreement.
    *2.1       --   Plan and Agreement of Merger of Group Long Distance, Inc. into Registrant.
    *2.2       --   Articles of Merger of Group Long Distance, Inc. into Registrant.
  +++2.3       --   Amendment to Articles of Merger of Group Long Distance, Inc. into Registrant.
    *3.1       --   Articles of Incorporation of Registrant.
 ++++3.2       --   Amended and Restated Articles of Incorporation of Registrant.
    *3.3       --   By-laws of Registrant.
 ++++3.4       --   Amended and Restated By-laws of Registrant.
 ++++4.1       --   Form of Representative's Warrant Agreement including Form of Warrant Certificates.
 ++++4.2       --   Form of Redeemable Warrant Agreement including form of Warrant Certificate.
   ++5.1       --   Opinion of Kipnis Tescher Lippman Valinsky & Kain with respect to the legality of the Common
                    Stock.
 ***10.1       --   Partition Agreement between Registrant and Tel-Save, Inc. dated February 3, 1993 (including
                    Security and Assignment Agreement and Lock Box Agreement).
 +++10.2       --   Purchase and Sale Agreement between Registrant and Rockwell Communications, Inc. dated February
                    24, 1994.
 +++10.3       --   Purchase Agreement between Registrant and ACTI, Inc. dated June 1994.
****10.4       --   Reseller Agreement between Registrant and Touchtone Network, Inc. dated March 30, 1995.

  EXHIBIT
  NUMBER      DESCRIPTION OF EXHIBITS
-----------   ------------------------------------------------------------------------------------------------------
  **10.5       --   Reseller agreement between Registrant and ARN Communications Corporation dated April 13, 1995.
  **10.6       --   Loan Agreement between Registrant and Gateway American Bank of Florida dated June 7, 1995.

  **10.7       --   Promissory Note payable to John L. Tomlinson and Philip C. Cezeaux, dated September 25, 1995.
 +++10.8       --   Purchase Agreement between Registrant and Touchtone Network, Inc. dated October 11, 1995.
 +++10.9       --   Addendum to the Purchase Agreement between Registrant and Touchtone Network, Inc. dated November
                    21 and 22, 1995.
 +++10.10      --   Lease Agreement between Registrant and Chantilly Management Corporation regarding 1555 Howell
                    Branch Road, Winter Park, Florida dated December 31, 1995.
  **10.11      --   Commission Agreement between Registrant and Global Telecom Network, Inc. regarding Target
                    Stores, a division of Dayton Hudson Corporation, dated February 1, 1996.
 +++10.12      --   Second Amendment and Renewal of Lease between Registrant and Gateway Investments Corporation regarding 1451 West Cypress Creek Road, Fort Lauderdale, Florida dated February 5, 1996.
 ***10.13      --   Network Services Agreement between Registrant and UUNET Technologies, Inc. dated February 9,
                    1996.
 +++10.14      --   Rebiller Services Agreement between Registrant and WorldCom, Inc. dated February 22, 1996.
 +++10.15      --   Acknowledgement, Agreement and Release between Registrant and Touchtone Network, Inc. dated
                    March 1996.
 +++10.16      --   Switched Reseller Services Agreement between Registrant and Phone One, Inc. (Intermedia
                    Communications Inc.) dated April 10, 1996.
 +++10.17      --   Purchase Agreement between Registrant and Mr. Larry C. Cornwell regarding Gulf Communications
                    Services, Inc. dated May 1, 1996.
 +++10.18      --   Loan Agreement between Registrant and Gateway American Bank of Florida dated May 2, 1996.
 +++10.19      --   Promissory Note payable by Registrant to WorldCom, Inc. dated June 6, 1996.
****10.20      --   Purchase Agreement and Plan of Exchange between Registrant and Adventures-in-TeleCom, Inc. dated
                    July 3, 1996.
****10.21      --   Loan Agreement between Registrant and Tel-Save Inc. dated July 11, 1996.
 +++10.22      --   Consent and Amendment between Tel-Save, Inc., and Registrant dated December 2, 1996.
 +++10.23      --   Common Stock Purchase Warrant to purchase 50,000 Shares of Common Stock granted to Tel-Save
                    Holdings, Inc., by Registrant, dated December 2, 1996.
 +++10.24      --   Line of Credit Agreement between Registrant and Gateway American Bank of Florida dated August 1,
                    1996.
   #10.25      --   Employment agreement of Gerald M. Dunne, Jr. with Registrant.
++++10.26      --   1996 Stock Option Plan.
++++10.28      --   Amended Promissory Note payable by Registrant to WorldCom, Inc. dated December 20, 1996.
 +++11.1       --   Statement re: computation of per share earnings.
   +16.1       --   Letter on change in certifying accountant.
 +++21.1       --   Subsidiaries of Registrant.
   #23.1       --   Consent of Grant Thornton LLP, certified public accountants.
   #23.2       --   Consent of Timothy Hohl Company P.A., certified public accountants.
 +++23.3       --   Consent of Orrick, Herrington & Sutcliffe LLP.
  ++23.4       --   Consent of Kipnis Tescher Lippman Valinsky & Kain (included in Exhibit Number 5.1).
 +++27.1       --   Financial Data Schedule.
++++27.2       --   Financial Data Schedule.
  ++27.3       --   Financial Data Schedule

------------------
   * Filed as an Exhibit to the Company's Registration Statement on Form SB-2 (No. 33-99998) and incorporated by reference herein.

   ** Filed as an Exhibit to Amendment No. 1 to the Company's Registration
      Statement on Form SB-2 (No. 33-99998) and incorporated by reference herein.


  +++ Filed as an Exhibit to Amendment No. 2 to the Company's Registration
      Statement on Form SB-2 (No. 33-99998) and incorporated by reference herein.

 **** Filed as an Exhibit to the Company's report on Form 10-KSB dated August
      12, 1996.

     + Filed as an Exhibit to the Company's report on Form 8-K dated June 10,
       1996.

   ++ Filed herewith.


  +++ Filed as an Exhibit to the Company's Registration Statement on Form SB-2
      (No. 333-17681) filed December 12, 1996.



 ++++ Filed as an Exhibit to Amendment No. 1 to the Company's Registration
      Statement on Form SB-2 (No. 333-17681) filed March 3, 1996.



    # Filed as an Exhibit to Amendment No. 2 to the Company's Registration
      Statement on Form SB-2 (No. 333-17681) filed March 24, 1997.


ITEM 28. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the 'Act'), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of March, 1997.


                                          GROUP LONG DISTANCE, INC.
                                          By: /s/ GERALD M. DUNNE, JR.
                                               Gerald M. Dunne, Jr.

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that the persons whose signatures appear below each severally constitutes and appoints Gerald M. Dunne, Jr., as true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.



             SIGNATURE                               TITLE                            DATE
------------------------------------  ------------------------------------  ------------------------

      /s/ GERALD M. DUNNE, JR.        Chief Executive Officer                    March 24, 1997
        Gerald M. Dunne, Jr.            (Principal Executive Officer)

                 *                    Chief Financial Officer                    March 24, 1997
           Peter J. Russo               (Principal Financial Officer)


                 *                    Director                                   March 24, 1997
           Edward Harwood

                 *                    Director                                   March 24, 1997
          C. Shelton James

                 *                    Director                                   March 24, 1997
           Glenn S. Koach

                 *                    Director                                   March 24, 1997
         John L. Tomlinson

   *By:  /s/ GERALD M. DUNNE, JR.
  -------------------------------
            Attorney-in-Fact

                                                      REGISTRATION NO. 333-17681
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                    EXHIBITS
                                   FILED WITH
                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                           GROUP LONG DISTANCE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX

 EXHIBIT                                                                                                   SEQUENTIAL
 NUMBER     DESCRIPTION OF EXHIBITS                                                                         PAGE NO.
---------   --------------------------------------------------------------------------------------------   -----------
 ++++1.1     --   Form of Underwriting Agreement.
    *2.1     --   Plan and Agreement of Merger of Group Long Distance, Inc. into Registrant.
    *2.2     --   Articles of Merger of Group Long Distance, Inc. into Registrant.
  +++2.3     --   Amendment to Articles of Merger of Group Long Distance, Inc. into Registrant.
    *3.1     --   Articles of Incorporation of Registrant.
 ++++3.2     --   Amended and Restated Articles of Incorporation of Registrant.
    *3.3     --   By-laws of Registrant.
 ++++3.4     --   Amended and Restated By-laws of Registrant.
 ++++4.1     --   Form of Representative's Warrant Agreement including Form of Warrant Certificates.
 ++++4.2     --   Form of Redeemable Warrant Agreement including form of Warrant Certificate.
   ++5.1     --   Opinion of Kipnis Tescher Lippman Valinsky & Kain with respect to the legality of the
                  Common Stock.
 ***10.1     --   Partition Agreement between Registrant and Tel-Save, Inc. dated February 3, 1993
                  (including Security and Assignment Agreement and Lock Box Agreement).
 +++10.2     --   Purchase and Sale Agreement between Registrant and Rockwell Communications, Inc. dated
                  February 24, 1994.
 +++10.3     --   Purchase Agreement between Registrant and ACTI, Inc. dated June 1994.
****10.4     --   Reseller Agreement between Registrant and Touchtone Network, Inc. dated March 30,
                  1995.
  **10.5     --   Reseller agreement between Registrant and ARN Communications Corporation dated April
                  13, 1995.
  **10.6     --   Loan Agreement between Registrant and Gateway American Bank of Florida dated June 7,
                  1995.
  **10.7     --   Promissory Note payable to John L. Tomlinson and Philip C. Cezeaux, dated September
                  25, 1995.
 +++10.8     --   Purchase Agreement between Registrant and Touchtone Network, Inc. dated October 11,
                  1995.
 +++10.9     --   Addendum to the Purchase Agreement between Registrant and Touchtone Network, Inc.
                  dated November 21 and 22, 1995.
 +++10.10    --   Lease Agreement between Registrant and Chantilly Management Corporation regarding 1555
                  Howell Branch Road, Winter Park, Florida dated
                  December 31, 1995.
  **10.11    --   Commission Agreement between Registrant and Global Telecom Network, Inc. regarding
                  Target Stores, a division of Dayton Hudson Corporation, dated
                  February 1, 1996.
 +++10.12    --   Second Amendment and Renewal of Lease between Registrant and Gateway Investments
                  Corporation regarding 1451 West Cypress Creek Road, Fort Lauderdale, Florida dated
                  February 5, 1996.
 ***10.13    --   Network Services Agreement between Registrant and UUNET Technologies, Inc. dated
                  February 9, 1996.
 +++10.14    --   Rebiller Services Agreement between Registrant and WorldCom, Inc. dated February 22,
                  1996.
 +++10.15    --   Acknowledgement, Agreement and Release between Registrant and Touchtone Network, Inc.
                  dated March 1996.
 +++10.16    --   Switched Reseller Services Agreement between Registrant and Phone One, Inc.

                  (Intermedia Communications Inc.) dated April 10, 1996.
 +++10.17    --   Purchase Agreement between Registrant and Mr. Larry C. Cornwell regarding Gulf
                  Communications Services, Inc. dated May 1, 1996.
 +++10.18    --   Loan Agreement between Registrant and Gateway American Bank of Florida dated May 2,
                  1996.
 +++10.19    --   Promissory Note payable by Registrant to WorldCom, Inc. dated June 6, 1996.

 EXHIBIT                                                                                                   SEQUENTIAL
 NUMBER     DESCRIPTION OF EXHIBITS                                                                         PAGE NO.
---------   --------------------------------------------------------------------------------------------   -----------
****10.20    --   Purchase Agreement and Plan of Exchange between Registrant and
                  Adventures-in-TeleCom, Inc. dated July 3, 1996.
****10.21    --   Loan Agreement between Registrant and Tel-Save Inc. dated July 11, 1996.
 +++10.22    --   Consent and Amendment between Tel-Save, Inc., and Registrant dated December 2, 1996.
 +++10.23    --   Common Stock Purchase Warrant to purchase 50,000 Shares of Common Stock granted to
                  Tel-Save Holdings, Inc., by Registrant, dated December 2, 1996.
 +++10.24    --   Line of Credit Agreement between Registrant and Gateway American Bank of Florida dated
                  August 1, 1996.
   #10.25    --   Employment agreement of Gerald M. Dunne, Jr. with Registrant.
++++10.26    --   1996 Stock Option Plan.
++++10.28    --   Amended Promissory Note payable by Registrant to WorldCom, Inc. dated December 20,
                  1996.
 +++11.1     --   Statement re: computation of per share earnings.
   +16.1     --   Letter on change in certifying accountant.
 +++21.1     --   Subsidiaries of Registrant.
   #23.1     --   Consent of Grant Thornton LLP, certified public accountants.
   #23.2     --   Consent of Timothy Hohl Company P.A., certified public accountants.
 +++23.3     --   Consent of Orrick, Herrington & Sutcliffe LLP.
  ++23.4     --   Consent of Kipnis Tescher Lippman Valinsky & Kain (included in Exhibit Number 5.1).
 +++27.1     --   Financial Data Schedule.
++++27.2     --   Financial Data Schedule.
  ++27.3     --   Financial Data Schedule.


------------------
   * Filed as an Exhibit to the Company's Registration Statement on Form SB-2 (No. 33-99998) and incorporated by reference herein.

   ** Filed as an Exhibit to Amendment No. 1 to the Company's Registration
      Statement on Form SB-2 (No. 33-99998) and incorporated by reference herein.

  +++ Filed as an Exhibit to Amendment No. 2 to the Company's Registration
      Statement on Form SB-2 (No. 33-99998) and incorporated by reference herein.

 **** Filed as an Exhibit to the Company's report on Form 10-KSB dated August
      12, 1996.


     + Filed as an Exhibit to the Company's report on Form 8-K dated June 10,
       1996.

   ++ Filed herewith.



  +++ Filed as an Exhibit to the Company's Registration Statement on Form SB-2
      (No. 333-17681) filed December 12, 1996 and incorporated by reference herein.

 ++++ Filed as an Exhibit to Amendment No. 1 to the Company's Registration
      Statement on Form SB-2 (No. 333-17681) filed March 3, 1996 and incorporated by reference herein.


    # Filed as an exhibit to Amendment No. 2 to the Company's Registration
      Statement on Form SB-2 (No. 333-17681) filed March 24, 1997.